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As filed with the Securities and Exchange Commission on August 31, 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MAGELLAN HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	58-1076937 (I.R.S. Employer Identification Number)

4800 N. Scottsdale Rd, Suite 4400
Scottsdale, Arizona 85251
(Address, Including Zip Code, and Telephone Number, Including
Area Code,of Registrant's Principal Executive Offices)

Daniel N. Gregoire
General Counsel and Secretary
4800 N. Scottsdale Rd, Suite 4400
Scottsdale, Arizona 85251
(602) 572-6050
(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Copies to:
Corey R. Chivers, Esq. Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 (212) 310-8000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration Statement.

          If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

          If registrant is an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Debt Securities	(1)	(1)	(1)	(1)

(1)
Because an unspecified amount of debt securities registered hereby may from time to time be offered and sold, the registrant has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

PROSPECTUS

MAGELLAN HEALTH, INC.

DEBT SECURITIES

        We may from time to time offer to sell our debt securities. The debt securities may consist of debentures, notes or other types of debt. We refer to our debt securities as the "securities" in this prospectus.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide a specific plan of distribution and the specific terms of any securities to be offered in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

        Investing in the securities involves risks. See "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference herein.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 31, 2017

i

ABOUT THIS PROSPECTUS

        This prospectus is part of an automatic shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may sell, at any time and from time to time, in one or more offerings, the securities described in this prospectus. As allowed by the SEC rules, this prospectus does not contain all of the information included in the registration statement. For further information, we refer you to the registration statement, including its exhibits. Statements contained in this prospectus about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC's rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

        You should read this prospectus, any prospectus supplement, and any free writing prospectus we may file with the SEC, together with any additional information you may need, to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in "Where You Can Find More Information" below. Information incorporated by reference after the date of this prospectus is considered a part of this prospectus and may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement. You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement and any free writing prospectus. You should not assume the information in this prospectus, any prospectus supplement, any free writing prospectus or any document incorporated by reference herein or therein is accurate as of any date other than the date on the front of those documents. We have not authorized anyone else to provide you with other information.

        Unless otherwise indicated, references to "we," "us," "our," "the company" and "our company" are to Magellan Health, Inc. and its subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the public reference facilities of the SEC at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC (www.sec.gov). Our filings with the SEC are also available in the "Investors" section of our website on the Internet at www.magellanhealth.com. However, except for our filings with the SEC that are incorporated by reference into this prospectus, the information on or accessible through our website is not a part of this prospectus. In addition, you can inspect reports and other information we file at the office of The NASDAQ Global Market, One Liberty Plaza, 165 Broadway, New York, New York 10006.

        We have filed a registration statement and related exhibits with the SEC under the Securities Act. The registration statement contains additional information about us and the securities we may issue. You may review a copy of the registration statement and the documents incorporated by reference herein at the SEC's Public Reference Room in Washington D.C., as well as through the SEC's website listed above.

 INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring to those documents. We hereby "incorporate by reference" the documents listed below, which means that we are disclosing important information to you by referring you to those documents. The information that we file later with the SEC will automatically update and in some cases supersede this information. Specifically, we incorporate by reference the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules, including current reports on Form 8-K furnished under Item 2.02 and Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01)):

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  Our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2017 and June 30, 2017;

  •
  Our Current Reports on Form 8-K filed on January 10, 2017, February 13, 2017, March 8, 2017, May 25, 2017 and July 13, 2017, respectively;

  •
  Our Definitive Proxy Statement on Schedule 14A, filed on April 12, 2017 but only to the extent that such information was incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2016; and

  •
  Future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering.

        Upon your oral or written request, we will provide you with a copy of any of these filings at no cost. Requests should be directed to Investor Relations Department, Magellan Health, Inc., 55 Nod Road, Avon, Connecticut 06001, Telephone No. 1-877-645-6464.

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus (including the information incorporated by reference in this prospectus) contains "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipates," "intends," "plans," "seeks," "believes," "estimates," "expects" and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements we make regarding future results of operations, business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations.

        Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include regional, national or global political, economic, business, competitive, market and regulatory conditions and the following:

  •
  our inability to renegotiate or extend expiring customer contracts, or the termination of customer contracts;

  •
  our inability to integrate acquisitions in a timely and effective manner;

  •
  changes in business practices of the industry, including the possibility that certain of our managed care customers could seek to provide managed healthcare services directly to their subscribers, instead of contracting with us for such services, particularly as a result of further consolidation in the managed care industry and especially regarding managed healthcare customers that have already done so with a portion of their membership;

  •
  the impact of changes in the contracting model for Medicaid contracts, including certain changes in the contracting model used by states for managed healthcare services contracts relating to Medicaid lives;

  •
  our ability to accurately predict and control healthcare costs, and to properly price our services;

  •
  our ability to accurately underwrite and control healthcare costs associated with our expansion into clinically integrated management of special populations eligible for Medicaid and Medicare, including individuals with serious mental illness and other unique high-cost populations;

  •
  our ability to maintain or secure cost-effective healthcare provider contracts;

  •
  our ability to maintain relationships with key pharmacy providers, vendors and manufacturers;

  •
  fluctuation in quarterly operating results due to seasonal and other factors;

  •
  our dependence on government spending for managed healthcare, including changes in federal, state and local healthcare policies;

  •
  restrictive covenants in our debt instruments;

  •
  present or future state regulations and contractual requirements that we provide financial assurance of our ability to meet our obligations;

  •
  the impact of the competitive environment in the managed healthcare services industry which may limit our ability to maintain or obtain contracts, as well as our ability to maintain or increase our rates;

  •
  the impact of healthcare reform legislation;

  •
  the Mental Health and Substance Abuse Benefit Parity Law and Regulations;

  •
  government regulation;

  •
  our participation in Medicare Part D is subject to government regulation;

  •
  the unauthorized disclosure of sensitive or confidential member or other information;

  •
  a breach or failure in our operational security systems or infrastructure, or those of third parties with which we do business;

  •
  the possible impact of additional regulatory scrutiny and liability associated with the our Pharmacy Management segment;

  •
  the inability to realize the value of goodwill and intangible assets;

  •
  pending or future actions or claims for professional liability;

  •
  claims brought against us that either exceed the scope of our liability coverage or result in denial of coverage;

  •
  class action suits and other legal proceedings;

  •
  negative publicity;

  •
  the impact of governmental investigations;

  •
  the impact of varying economic and market conditions on our investment portfolio;

  •
  the state of the national economy and adverse changes in economic conditions; and

  •
  the impact to contingent consideration as a result of changes in operational forecasts and probabilities of payment.

        See "Risk Factors" for a further description of these and other factors. For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this prospectus, any accompanying prospectus or any documents incorporated by reference herein or therein. Any forward-looking statement made by us in this prospectus, any accompanying prospectus or any documents incorporated by reference herein or therein speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

THE COMPANY

Our Business

        Magellan Health, Inc. was incorporated in 1969 under the laws of the State of Delaware. We are engaged in the healthcare management business, and are focused on managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. We develop innovative solutions that combine advanced analytics, agile technology and clinical excellence to drive better decision making, positively impact health outcomes and optimize the cost of care for the members we serve. We provide services to health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third party administrators. Our business is divided into three segments, based on the services it provides and/or the customers it serves.

Our Corporate Information

        Our principal executive offices are located at 4800 N. Scottsdale Road, Suite 4400, Scottsdale, Arizona 85251, and our telephone number at that location is (602) 572-6050.

RISK FACTORS

        Investing in our securities involves risks. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties included in any prospectus supplement or free writing prospectus and under "Item 1A—Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016, which is incorporated by reference in this prospectus, and under similar headings in our subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement or free writing prospectus. See the section entitled "Where You Can Find More Information" in this prospectus. The risks and uncertainties discussed in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial also may materially and adversely affect our business, financial condition and results of operations.

USE OF PROCEEDS

        Unless otherwise stated in the prospectus supplement accompanying this prospectus, we will use the net proceeds from the sale of any securities that may be offered hereby for our general corporate purposes, which may include repayment of indebtedness, acquisitions, working capital, capital expenditures and any other purposes that may be stated in any prospectus supplement. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

RATIO OF EARNINGS TO FIXED CHARGES

		Year Ended December 31,
	Six Months Ended June 30, 2017
		2016	2015	2014	2013	2012
Ratio of earnings to fixed charges	5.4x	14.8x	11.7x	21.7x	58.2x	73.8x

        For purposes of calculating the ratio above, earnings are defined as profit or loss from operations before income taxes, adjusted to add back fixed charges, interest expense associated with the amortization of capitalized interest and net losses attributable to non-controlling interest, and reduced by capitalized interest associated with loan issuance costs. Fixed charges consist of interest expense associated with debt and capital lease obligations, capitalized interest attributable to loan issuance costs and the interest component of rental expense, less interest expense associated with the amortization of capitalized interest.

DESCRIPTION OF SECURITIES

        We may offer the debt securities from time to time as senior debt. The debt securities will be issued under a senior debt securities indenture. The form of senior debt securities indenture relating to our senior debt securities has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of the senior debt securities indenture are also governed by certain provisions of the Trust Indenture Act of 1939.

        The debt securities may be issued from time to time in one or more series. The particular terms of each series which is offered by a prospectus supplement will be described in the related prospectus supplement. We will set forth in the applicable prospectus supplement a description of the specific terms of any securities that may be offered under this prospectus.

 PLAN OF DISTRIBUTION

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will provide a specific plan of distribution for any securities to be offered in supplements to this prospectus.

LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Weil, Gotshal & Manges LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Magellan Health, Inc. incorporated by reference in Magellan Health, Inc.'s Form 10-K for the year ended December 31, 2016 (including the schedule appearing therein), and the effectiveness of Magellan Health, Inc.'s internal control over financial reporting as of December 31, 2016 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution

        The following statement sets forth the expenses of Magellan Health, Inc. (the "registrant") in connection with the offering described in this Registration Statement (all of which will be borne by the registrant). All amounts shown are estimated.

SEC registration fee	*
Printing expenses	+
Legal fees and expenses	+
Audit fees and expenses	+
Miscellaneous expenses	+
Trustee fees and expenses	+

Total	+

*
Deferred in accordance with Rules 456(b) and 457(r).

+
Estimated expenses are not presently known.

Item 15.    Indemnification of Directors and Officers

Magellan Health, Inc.

        Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers, as well as other employees and individuals, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of such corporation. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any certificate of incorporation, bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

        Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transactions from which the director derived an improper personal benefit.

        Article V Section 1 of the Bylaws and Article VI Part E of the Amended and Restated Certificate of Incorporation of Magellan provide in substance that Magellan will indemnify current and former directors and officers to the fullest extent permitted by law. In addition, Article VI Part D of the Certificate of Incorporation of Magellan provides in substance that directors of Magellan will not be personally liable either to Magellan or to any stockholder for monetary damages for breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to Magellan or its stockholders, or (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or knowing violation of the law, or (iii) for any matter in respect of which the director will be liable under Section 174 of the Delaware General Corporation Law or any amendment thereto or successor provision thereto, or (iv) for any transaction from which the director derived an improper personal benefit.

        Our directors and officers are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933, as amended, that might be incurred by them in such capacities and against which we may not indemnify them.

Item 16.    Exhibits

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Form of Senior Debt Securities Indenture.
4.2	Form of Senior Debt Securities.*
5.1	Opinion of Weil, Gotshal & Manges LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
25.1	Statement of Eligibility of Trustee.

*
To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.

Item 17.    Undertakings

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i)
    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (ii)
    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (i)
    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (ii)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

          (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

    (i)
    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

    (ii)
    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

    (iii)
    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

    (iv)
    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (6)   That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (7)   To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

          (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Avon, State of Connecticut, on August 31, 2017.

MAGELLAN HEALTH, INC.
By:	/s/ JONATHAN N. RUBIN
	Name:	Jonathan N. Rubin
	Title:	Executive Vice President and Chief Financial Officer

Power of Attorney

        Each person whose name appears below hereby constitutes and appoints Jonathan Rubin, Jeffrey West and Teresa Alcorn such person's true and lawful attorney, with full power of substitution to sign for such person and in such person's name and capacity indicated below, any and all amendments to this Registration Statement, including post-effective amendments, and to file the same with the Securities and Exchange Commission, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 31, 2017.

Signature	Title

/s/ BARRY SMITH Barry Smith	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)
/s/ JEFFREY N. WEST Jeffrey N. West	Senior Vice President and Controller (Principal Accounting Officer)
/s/ DR. JOHN O. AGWUNOBI Dr. John O. Agwunobi	Director
/s/ ERAN BROSHY Eran Broshy	Director
/s/ MICHAEL DIAMENT Michael Diament	Director
/s/ DR. PERRY FINE Dr. Perry Fine	Director

Signature	Title

/s/ KAY COLES JAMES Kay Coles James	Director
/s/ SCOTT MACKENZIE Scott MacKenzie	Director
/s/ WILLIAM J. MCBRIDE William J. McBride	Director
/s/ MARY SAMMONS Mary Sammons	Director

EXHIBIT INDEX

Exhibit Number	Description
1.1	Form of Underwriting Agreement.*
4.1	Form of Senior Debt Securities Indenture.
4.2	Form of Senior Debt Securities.*
5.1	Opinion of Weil, Gotshal & Manges LLP.
12.1	Computation of Ratio of Earnings to Fixed Charges.
23.1	Consent of Ernst & Young LLP.
23.2	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on the signature page).
25.1	Statement of Eligibility of Trustee.

*
To be filed by a post-effective amendment to this registration statement or as an exhibit to a document incorporated by reference herein.